Exhibit 99.1

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved styleIPC The undersigned hereby appoints Jay Bray and Beth Gormley (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Mr. Cooper Group Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE MERGER PROPOSAL AND THE MERGER-RELATED COMPENSATION PROPOSAL IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. This proxy is being solicited on behalf of the Board of Directors PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Mr. Cooper Group Inc. Special Meeting of Shareholders For Shareholders of record as of July 21, 2025 Wednesday, September 3, 2025 9:00 AM, Central Time Special Meeting to be held live via the internet - please visit www.proxydocs.com/COOP for more details. P.O. BOX 8016, CARY, NC 27512-9903 Internet: www.proxypush.com/COOP • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-395-4184 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 11:59 PM, Central Time, September 2, 2025. Have your ballot ready and please use one of the methods below for easy voting: Your vote matters! Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Mr. Cooper Group Inc. Special Meeting of Shareholders Please make your marks like this: PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS FOR AGAINST ABSTAIN #P1# #P1# #P1# 1. To adopt the Agreement and Plan of Merger, dated as of March 31, 2025, by and among FOR Rocket Companies, Inc., Maverick Merger Sub, Inc., Maverick Merger Sub 2, LLC and Mr. Cooper Group Inc. ("Mr. Cooper") (the "merger proposal"). 2. To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Mr. Cooper's named executive officers that is based on or otherwise related to the mergers (the "merger-related compensation proposal"). #P2# #P2# #P2# FOR Proposal_Page - VIFL Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date FOR THE MERGER PROPOSAL AND THE MERGER-RELATED COMPENSATION PROPOSAL